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                                                                    Exhibit 99.1

VirtualFund Places CEO on Leave of Absence, Appoints Robert L. Kelly as Acting
CEO


    MINNEAPOLIS, Nov. 24 /PRNewswire/ -- VirtualFund, Inc. (Nasdaq: VFND) announced this morning that its Board of Directors placed Melvin L. Masters, Chief Executive Officer and President of the Corporation, on a paid leave of absence, effective November 20, 2000. Mr. Masters' leave will continue until further action by the Board. Mr. Masters' authority to take action on behalf of the Corporation (or any of its subsidiaries) has been suspended during this leave of absence.
    Robert L. Kelly has been appointed to serve as acting Chief Executive Officer and President during such leave of absence.

    The Company expects to issue a more detailed press release after the Thanksgiving Holiday.

    Safe Harbor:
    We desire to take advantage of the "safe harbor" provisions contained in the Private Securities Litigation Reform Act of 1995 (the "Act"). Information contained in a Consolidation Release may differ slightly from original based on corrections to typographical, grammar or similar errors. In addition, this document may contain statements, which are intended as "forward-looking statements" within the meaning of the Act. The words or phrases "expects," "will continue," "is anticipated," "we believe," "estimate," "projects," "hope" or expressions of a similar nature denote forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or results presently anticipated or projected. Those risks and uncertainties include those discussed in this document. We wish to caution you not to place undue reliance on forward-looking statements. The factors listed in this document may have affected the Company's performance in the past and could affect future performance. Anyone deciding to invest in our common stock will take on financial risk. In deciding whether to invest, individuals should carefully consider the factors included in this document and other information publicly available to them. If we are unable to implement our plans successfully, we may lose our investment in one or more of the programs described in this document.


SOURCE VirtualFund, Inc.
Web Site: http://www.virtualfund.com